EXHIBIT T3E.4

EXCHANGE OFFER AND CONSENT SOLICITATION

New Millennium Homes, LLC

Offer to Exchange

All Outstanding Zero Coupon Notes due December 31, 2004

($114,051,000 aggregate principal amount outstanding)

for

Zero Coupon Notes due 2007;

and

Solicitation of Consents to Amend

the Indenture dated as of August 17, 2000

and

the Certificate of Designations, Preferences and Rights

of

Series A Participating Perpetual Preferred Shares

THE EXCHANGE OFFER, CONSENT SOLICITATION AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 10, 2003, UNLESS EXTENDED (AS SUCH DATE MAY BE EXTENDED, THE “EXPIRATION DATE”).

February 7, 2003

To Our Clients:

Enclosed for your consideration is an Exchange Offer and Consent Solicitation dated February 7, 2003 and the related Letter of Transmittal and Consent (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) relating to an offer by New Millennium Homes, LLC, a Delaware limited liability company (the “Company,” or “New Millennium”), to exchange all of its outstanding Zero Coupon Notes due 2004 (“Old Notes”) for Zero Coupon Notes due 2007 (“New Notes”) upon the terms and subject to the conditions set forth in the Exchange Offer and Consent Solicitation. As part of the Offer, New Millennium is soliciting consents (collectively, the “Consents”) from the holders of Old Notes (a) to terminate the pledge agreement (the “Security Document”) pursuant to which the capital stock of New Millennium’s two subsidiaries currently is pledged as collateral to secure the Company’s obligations with respect to the Old Notes, (b) to the release of the pledge of the capital stock of New Millennium’s two subsidiaries currently securing the Company’s obligations with respect to the Old Notes, and (c) to certain proposed amendments (the “Proposed Amendments”) to both the indenture pursuant to which the Old Notes were issued (the “Old Notes Indenture”) and to the certificate of designations (the “Certificate of Designations”) of the rights, preferences and privileges of the Series A Participating Perpetual Preferred Shares (the “Series A Shares”) of the Company.

The purpose of the Proposed Amendments is:

(a)    to eliminate substantially all of the restrictive covenants and certain of the event of default provisions, and modify or eliminate certain other provisions (including those requiring the pledge of the capital stock of New Millennium’s subsidiaries), contained in the Old Notes Indenture; and

(b)    to amend the Certificate of Designations to clarify that the reference to the Old Notes in the Certificate of Designations, for purposes of applying the distribution associated with the Series A Shares, includes any indebtedness issued in exchange, substitution or refinancing of the Old Notes, including, without limitation, the New Notes and any indebtedness issued in exchange, substitution or refinancing of the New Notes.

In order to become effective, the Proposed Amendments to the Old Notes Indenture (and the release of the pledged capital stock of New Millennium’s two subsidiaries and the termination of the Security Document) must be approved by the holders of a majority in principal amount of the Old Notes, and the Proposed Amendments to the Certificate of Designations must be approved by the holders of at least two-thirds of the outstanding Series A Shares. By completing a Letter of Transmittal and submitting it together with Old Notes for exchange pursuant to the Offer, each holder of Old Notes will be deemed to consent to the Proposed Amendments to the Old Notes Indenture (and the release of the pledged capital stock of New Millennium’s two subsidiaries and the termination of the Security Document) and, to the extent the holder holds Series A Shares, to the Proposed Amendments to the Certificate of Designations.

Pursuant to the terms of the Offer, holders of Old Notes who validly tender and do not properly withdraw Old Notes pursuant to the Exchange Offer will receive New Notes with a principal amount of $1,000 for each $1,000 principal amount of Old Notes exchanged pursuant to the Offer.

In order for Old Notes to be validly tendered pursuant to the Exchange Offer holders of the Old Notes are obligated to deliver Consents to the Proposed Amendments (to the Old Notes Indenture and, to the extent you own Series A Shares, to the Certificate of Designations) as well as the release of the pledge of the capital stock of New Millennium’s two subsidiaries and the termination of the Security Document. We are the holder of record of the Old Notes held by us for your account. A tender for exchange of the Old Notes and delivery of Consents to the Proposed Amendments and to the release of the pledge of the capital stock of New Millennium’s two subsidiaries and the termination of the Security Document can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal and Consent is furnished to you for your information only and cannot be used by you to tender for exchange the Old Notes held by us for your account nor to deliver the related Consents.

We request instructions as to whether you wish to have us tender for exchange on your behalf any or all of such Old Notes held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer, and to have us deliver the related Consents to the Proposed Amendments, the release of the pledge of the capital stock of New Millennium’s two subsidiaries and the termination of the Security Document.

Your attention is directed to the following:

1.    The Exchange Offer, Consent Solicitation and withdrawal rights will expire at 5:00 p.m., New York City time, on March 10, 2003 unless the Expiration Date is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

2.    The Offer is made for all outstanding Old Notes, constituting $114,051,000 in aggregate principal amount.

3.    The minimum permitted tender is $1,000 principal amount of Old Notes, and all tenders must be in integral multiples of $1,000.

4.    The Offer is conditioned upon the satisfaction or valid waiver of certain conditions set forth in the Exchange Offer in the section entitled “The Exchange Offer and Consent Solicitation—Conditions to the Offer.”

5.    All holders participating in the Offer are obligated to deliver Consents to the Proposed Amendments, the release of the pledge of the capital stock of New Millennium’s two subsidiaries and the termination of the Security Document.

6.    In all cases, the exchange of Old Notes tendered and accepted for exchange pursuant to the Offer will be made only after timely receipt by U.S. Bank National Association (the “Exchange Agent”) of (i) certificates representing the Old Notes pursuant to the procedures set forth in the Exchange Offer and Consent Solicitation under the caption “The Exchange Offer and Consent Solicitation—Procedures for Tendering Old Notes and Delivering Consents,” (ii) the Letter of Transmittal and Consent (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees and (iii) any other required documents.

The Offer is being made solely pursuant to the Exchange Offer and Consent Solicitation and the related Letter of Transmittal and Consent and is being made to all holders of Old Notes. The Company is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Old Notes tendered for exchange pursuant thereto, the Company will make a good faith effort to comply with such state statute. If, after such good faith effort, the Company cannot comply with such state statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Old Notes in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

If you wish to have us tender any or all of the Old Notes held by us for your account and deliver the required Consents, please instruct us to do so by completing, executing and returning the attached instruction form to us. If you authorize us to tender your Old Notes for exchange and (thereby deliver the related Consents), the entire aggregate principal amount of your Old Notes will be tendered for exchange unless you specify a lesser amount in your instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

INSTRUCTION FORM WITH RESPECT TO THE

EXCHANGE OFFER AND CONSENT SOLICITATION

New Millennium Homes, LLC

Offer to Exchange

All Outstanding Zero Coupon Notes due December 31, 2004

($114,051,000 aggregate principal amount outstanding)

for

Zero Coupon Notes due 2007;

and

Solicitation of Consents to Amend

the Indenture dated as of August 17, 2000

and

the Certificate of Designations, Preferences and Rights

of

Series A Participating Perpetual Preferred Shares

THE EXCHANGE OFFER, CONSENT SOLICITATION AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 10, 2003, UNLESS EXTENDED (AS SUCH DATE MAY BE EXTENDED, THE “EXPIRATION DATE”).

The undersigned acknowledge(s) receipt of your letter enclosing the Exchange Offer and Consent Solicitation dated February 7, 2003 and the related Letter of Transmittal and Consent (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) by New Millennium Homes, LLC, a Delaware limited liability company, to exchange all of its outstanding Zero Coupon Notes due 2004 (“Old Notes”) for Zero Coupon Notes due 2007 upon the terms and subject to the conditions set forth in the Offer.

The undersigned further acknowledges that in order to validly tender Old Notes in the Offer, holders of Old Notes are obligated to deliver consents (the “Consents”) (a) to terminate the pledge agreement (the “Security Document”) pursuant to which the capital stock of New Millennium’s two subsidiaries currently is pledged as collateral to secure the Company’s obligations with respect to the Old Notes, (b) to the release of the pledge of the capital stock of New Millennium’s two subsidiaries currently securing the Company’s obligations with respect to the Old Notes, (c) to certain proposed amendments (the “Proposed Amendments”) to both the indenture pursuant to which the Old Notes were issued (the “Old Notes Indenture”) and to the certificate of designations (the “Certificate of Designations”) of the rights, preferences and privileges of the Series A Participating Perpetual Preferred Shares (the “Series A Shares”) of the Company.

The undersigned understands that the Proposed Amendments:

(a)    will eliminate substantially all of the restrictive covenants and certain of the event of default provisions, and modify or eliminate certain other provisions (including those requiring the pledge of the capital stock of New Millennium’s subsidiaries), contained in the Old Notes Indenture; and

(b)    will amend the Certificate of Designations to clarify that the reference to the Old Notes in the Certificate of Designations, for purposes of applying the distribution associated with the Series A Shares, includes any indebtedness issued in exchange, substitution or refinancing of the Old Notes, including, without limitation, the New Notes and any indebtedness issued in exchange, substitution or refinancing of the New Notes.

The undersigned further understands that upon the release of the pledge of the capital stock of New Millennium’s two securities currently pledged as collateral to secure New Millennium’s obligations with respect to the Old Notes and the termination of the Security Document will mean that there will be no collateral securing New Millennium’s obligations with respect to the Old Notes.

This will instruct you to tender the principal amount of Old Notes indicated below (or, if no number is indicated below, the entire aggregate principal amount of Old Notes) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. You are further instructed to deliver Consents to the Proposed Amendments to the Old Notes Indenture and the release of the pledge of the capital stock of New Millennium’s two securities currently pledged as collateral to secure New Millennium’s obligations with respect to the Old Notes and the termination of the Security Document, as described above. Further, I hereby appoint you or your authorized designee, with full power of substitution, as my attorney and proxy to vote all Series A Shares beneficially owned by me in favor of the Proposed Amendments to the Certificate of Designations, and by signing below I do hereby direct you to vote in favor of such Proposed Amendments and acknowledge my consent thereto.

Aggregate Principal Amount of Old Notes to be Tendered:*  $

Dated:                                  , 2003

SIGN HERE

Signature(s):

Please print name(s):

Address:

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number:

*	Unless otherwise indicated, it will be assumed that the entire principal amount of the Old Notes held by us for your account are to be tendered for exchange. The minimum permitted tender is $1,000 principal amount of Old Notes, and all tenders must be in integral multiples of $1,000.